UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2006

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Appointment of Directors

On January 25, 2006, the Board of Directors of Portland General Electric Company (the Board) increased the size of the Board to 11 members and appointed the following new directors:

David A. Dietzler	Retired Partner of the Pacific Northwest audit practice of KPMG, LLP
Mark B. Ganz	President and Chief Executive Officer of the Regence Group, a parent organization of various companies offering insurance products and services under the BlueCross and BlueShield trademarks
Robert G. Miller	Chairman of Rite Aid Corporation
M. Lee Pelton	President of Willamette University, Salem, Oregon
Maria M. Pope	Vice President-General Manager of the Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company
Robert T. F. Reid	Chair and Director of British Columbia Transmission Corporation

There are no arrangements or understandings between any of the new directors and any other persons pursuant to which each person was selected as a director. Board committee assignments have not yet been determined for the new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

January 25, 2006	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

January 25, 2006	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer